Page 17 of 20 Pages

                                    EXHIBIT G

                             CONTRIBUTION AGREEMENT


                This Contribution Agreement (this "Agreement") is dated as of June 28, 2002 and is by and between Baker Communications Fund, L.P., a Delaware limited partnership ("BCF") and Baker Communications Fund (Cayman), L.P., a Cayman Islands exempted limited partnership ("BCF Cayman").

                WHEREAS, the limited partners of BCF and BCF Cayman are identical (the "BCF Partners") and a capital contribution to either of BCF or BCF Cayman satisfies the obligation of a BCF Partner to contribute capital to the other;

                WHEREAS, Baker Capital Partners, L.L.C. ("BCP") is the general partner of BCF and both BCP and Baker Capital Partners (Anguilla), L.L.C. ("BCP Anguilla") are general partners of BCF Cayman;

                WHEREAS, the BCF Partners and BCP have previously made capital contributions to BCF (the "QSC Contributions") which have been applied to the purchase of 29,438,935 shares of common stock of QS Communications AG, a German Aktiengesellschaft, held directly by BCF (the "QSC Securities") and BCF now desires to contribute all of BCF's right, title and interest in and to the QSC Securities to BCF Cayman;

                NOW,   THEREFORE,   in  consideration  of  the  mutual  promises
contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

Article I.      Contribution  and  Assignment  of QSC  Securities  by BCF to BCF
                Cayman

         1.1.   Contribution and Assignment.

                (a) Subject to Section 1.1(c), BCF irrevocably and unconditionally transfers, assigns and conveys, as of the date hereof and by way of contribution, to BCF Cayman and BCP Anguilla, respectively, in the same proportions as the QSC Contributions of the BCF Partners bear to the QSC Contributions of BCP, BCF's entire right, title and interest to and in (a) the QSC Securities, (b) all rights and privileges arising under each and every purchase agreement, partnership agreement, operating agreement, shareholders agreement, registration rights agreement or other executory contract pertaining to the QSC Securities to which BCF is a party or by which BCF is bound and (c) all claims relating to the QSC Securities whether or not known to BCF.

                (b)    BCP  Anguilla  hereby  irrevocably  and   unconditionally
transfers,   assigns  and  conveys,  as  of  the  date  hereof  and  by  way  of contribution, to BCF Cayman all the assets contributed to BCP Anguilla pursuant to Section 1.1(a) above.
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                                                             Page 18 of 20 Pages


         1.2.   Assumption of Obligations and Liabilities

                (a) BCF Cayman hereby irrevocably and unconditionally assumes, as of the date hereof (i) each and every obligation and liability of the QSC Securities, (ii) all liabilities and obligations arising under any purchase agreement, partnership agreement, operating agreement, shareholders agreement, registration rights agreement or other executory contract pertaining to the QSC Securities to which BCF is a party or by which BCF is bound, and
(iii) all claims against BCF relating to the QSC Securities, whether or not known to BCF.

                (b) Notwithstanding Section 1.2(a), the assumption of obligations and liabilities related to the QSC Securities by BCF Cayman does not include any obligations and liabilities to the extent (but only to the extent) that such assumption would constitute a breach by BCF of any obligations or would result in releasing any obligor from any obligation to BCF without substituting BCF Cayman in place of BCF as the obligee. BCF and BCF Cayman agree that any obligations and liabilities not assumed pursuant to this Section 1.2(b), while they remain unassumed, shall be treated for all purposes as if they had been assumed by BCF Cayman as of the date of this Agreement.

                (c) BCF hereby agrees to the substitution of BCF Cayman in its place as obligor with respect to all obligations and liabilities assumed by BCF Cayman.

Article II.     Partnership Interest in BCF Cayman

         2.1. In consideration of BCF's contribution of the QSC Securities to BCF Cayman and BCP Anguilla pursuant to Section 1.1., (i) BCF Cayman issues to BCF limited partner interests in BCF Cayman (the "BCF Cayman LP Interests"),
(ii) BCF Cayman issues to BCP Anguilla a general partner interest in BCF Cayman (the "BCF Cayman GP Interest") and (iii) BCP Anguilla issues membership interests to BCF (the "BCP Anguilla Membership Interests"), all representing the right to receive all net proceeds relating to the QSC Securities, all subject to and in accordance with the terms of the amended and restated limited partnership agreement of BCF Cayman (the "BCF Cayman Partnership Agreement"), and the limited liability company agreement of BCP Anguilla .

Article III.    Distribution of Interests

         3.1. BCF hereby distributes the BCF Cayman LP Interests to the BCF Partners in proportion to their respective QSC Contributions and distributes the BCP Anguilla Membership Interests to BCP. BCP distributes the BCP Anguilla Membership Interests to its Members (pro rata in accordance with their respective interests in BCP with respect to the QSC Securities).
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                                                             Page 19 of 20 Pages

Article IV.     Miscellaneous

         4.1.   Further Assurances

                (a) Each of BCF and BCF Cayman undertakes and agrees to execute (as applicable) one or more transfer documents and all such further instruments, certificates and documents, and to take all such other actions, as may be reasonably requested by each other, including without limitation obtaining any necessary consents and executing any acknowledgements, in order to vest more fully in each other all rights, privileges and other incidents of ownership with respect to the assets transferred and the liabilities and obligations assumed pursuant to this Agreement.

                (b) With respect to each of the items referred to in Section 1.2, each of the parties undertakes to use its best efforts to obtain as promptly as is practicable all such consents and approvals as may be required in order to permit such items to be transferred. Pending the completion of such transfers, the parties acknowledge that they intend for each of them to be placed in the same economic position that it would have experienced if the transfers of such items had been completed effective as of the date hereof. To that end:

                       (i) all proceeds of any such items shall be remitted by respective assignors to the respective assignees as promptly as it is practicable to do so. Pending such remittance, such assignors shall hold all such property in trust for the exclusive benefit of such assignees.

                       (ii) assignees under this Agreement shall indemnify assignors and hold them harmless from and against any liability that they may suffer or incur by reason of the inability of any such assignors to effect any such transfer as of the date hereof.

         4.2.     Governing Law

                  This Agreement shall be governed by the laws of the State of New York, without regard to conflicts of law principles.

         4.3.     Counterparts

                  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one instrument.


                           [Signature Page to Follow]


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                                                             Page 20 of 20 Pages


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        BAKER COMMUNICATIONS FUND, L.P.

                                        By:   Baker Capital Partners, LLC
                                              Its General Partner


                                              By:
                                                   ----------------------------
                                                     John C. Baker
                                                     Manager


                                        BAKER COMMUNICATIONS FUND (CAYMAN), L.P.

                                        By:   Baker Capital Partners
                                              (Anguilla), LLC
                                              Its General Partner


                                              By:
                                                   ----------------------------
                                                     John C. Baker
                                                     Manager


Agreed

BAKER CAPITAL PARTNERS, L.L.C.


         By:
             ----------------------------------------
              John C. Baker
              Manager


BAKER CAPITAL PARTNERS (ANGUILLA), L.L.C.


         By:
             ----------------------------------------
              John C. Baker
              Manager